                                                                  Exhibit 24.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39428) of Gander Mountain, Inc. of our report dated June 16, 1995 appearing on page 1 of the Gander Mountain, Inc. Associates' Savings Plan included in this Annual Report on Form 11-K.




PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 28, 1995